Exhibit 10.3

EXHIBIT A

CONSULTING SERVICES AGREEMENT

Consultant:	Ginger Zhou
Address:	2607 Cartington CT

Email:	zhenzhenzhou01@gmail.com
Phone:	732-208-9908

Azenta, Inc., ("Azenta"), having offices at 200 Summit Drive, 6th Floor, Burlington, MA 01803 U.S.A., and the above-named party ("Consultant") agree that the following terms and conditions shall solely and exclusively govern any and all Services to be provided by Consultant to Azenta. This Agreement is effective as of the later of April 7, 2026, or Consultant's signature below (the "Effective Date").

1.	SERVICES

All services to be performed by Consultant under this Agreement, from time to time, (collectively, the "Services") shall be as set forth on Schedule A attached hereto, which shall describe the work to be performed and related period of performance, rates, and any milestones. The Services may be performed remotely from the Consultant's premises.

2.	TERM

This Agreement will remain in force from the Effective Date until November 30, 2026 (the "Initial Term"), unless otherwise mutually agreed in writing by the parties prior to the expiration of the Initial Term, and subject to Section 3 below. The period of performance for the Services is set forth on Schedule A.

3.	TERMINATION

The parties hereby acknowledge and expressly agree that this Agreement may be terminated only in the following circumstances:

a)	Automatically upon expiry of the Initial Term, upon payment of any and all unpaid fees and expenses owing to the Consultant on the date of termination of this Agreement;

b)

During the Initial Term, by Azenta, immediately upon written notice to Consultant, if (a) Consultant fails to sign and return the Severance Agreement and Release before the offer expires (the "Severance Agreement"), or (b) Consultant revokes the Severance Agreement within the Revocation Period.

c)

During the Initial Term, by either party for any reason upon 30 days prior written notice to the other party, in which case Azenta shall pay the Consultant any fees earned through the effective date of termination.

4.	PAYMENT

As consideration for the Services, payment to Consultant will be made as outlined in Schedule A. All rates and charges for Services are exclusive of any and all sales, use, service or like taxes, however designated, that may arise from this Agreement, exclusive of taxes based upon Consultant's net income. All rates and charges for Services are also exclusive of any and all out-of-pocket expenses, which must be approved in advance and in writing by Azenta. Upon termination of this Agreement, Azenta will pay Consultant for all Services performed and approved expenses incurred or committed to through the date of the termination in accordance with Schedule A.

5.	INDEPENDENT CONTRACTOR

A.

Consultant is an independent contractor and not an employee, agent or representative of Azenta, and will therefore not be eligible for any of Azenta employee benefits. Specifically, but without limiting the generality of the prior sentence, Consultant is not covered under any of Azenta's worker's compensation, accident, liability, or other insurance policies.

B.

Consultant further understands and agrees that under no circumstances shall Azenta be responsible for any tax collection, payment and/or reporting obligations with respect to the Consultant. Consultant shall be solely responsible for fulfilling all of his own tax collection, payment and reporting obligations which may be incurred in connection with the compensation provided to, or the work performed by, the Consultant hereunder. Consultant hereby undertakes to take sole responsibility for any and all such taxes (withholding, unemployment, or otherwise) that he may incur in connection with the compensation provided to, or the work performed by, the Consultant hereunder.

C.

Nothing herein shall be deemed to create, expressly or impliedly, a partnership, joint venture, agency, employment or other association between the parties. Neither party has any right to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever. Consultant shall not do any act which might result in any third party believing the Consultant has the power to contract or incur any commitment on behalf of Azenta, or that the Consultant is the agent, employee, joint venturer with or partner of Azenta.

D.

The Consultant and Company acknowledges that each of the Consultant's previously issued equity incentive awards will continue to vest through the expiration of the Term and shall be exercisable in accordance with their terms as if Consultant remained employed through the expiration of the Term and Consultant is not eligible for any new equity grants under Azenta equity inventive plans.

6.	CONFIDENTIALITY

In order to perform the Services, either party may from time to time provide the other party certain information and data respecting its products or business. Both parties agree to protect that information and data ("Confidential Information") from unauthorized disclosure, using at least the same degree of care and discretion that the party uses to protect its own similar information, but in no event less than a reasonable degree of care. Both parties agree not to use the Confidential Information of the other party except in connection with the discharge of its obligations under this Agreement. All Confidential Information and rights relating to the Confidential Information of a party are the sole property of that party. The party receiving such information (the "receiving party") shall not be required to protect any Confidential Information which (i) is or becomes publicly available through no fault of the receiving party, (ii) is already in the receiving party's possession, (iii) is independently developed by the receiving party outside the scope of this Agreement, (iv) is rightfully obtained from third parties which have no confidentiality obligations to the party which disclosed that information to the receiving party (the "disclosing party"); or (v) is disclosed pursuant to court order or as otherwise required by law, after giving the disclosing party prompt notice of the required disclosure and after assisting the disclosing party in its reasonable efforts to prevent or limit the disclosure. Consultant may retain copies of Consultant's own employment records and agreements to which Consultant is a party in his personal capacity.

Neither party has, nor shall it in the future, disclose to the other party, or induce the other party to use, any trade secrets, confidential or proprietary information or material belonging to a third party without the permission of such third party. Consultant represents that its performance of all of the terms of this Agreement and its performance of its duties under this Agreement do not and shall not breach any agreement or obligation to keep in confidence proprietary information acquired by Consultant in confidence or in trust. Consultant has not entered into, and agrees that it shall not enter into, any agreement either written or oral in conflict with this or any other provision of this Agreement.

Upon termination of this Agreement, or of any transaction under this Agreement, for any reason, Consultant shall deliver to Azenta all physical documents or other materials relating to the Services (and delete all electronic copies), and Consultant shall not take any of the foregoing documents or materials or any reproduction of the documents or materials or anything containing any, or relating to any, Confidential Information of Azenta.

Notwithstanding the foregoing, either party to this Agreement has the right to disclose Confidential Information to Federal, State, and local government officials, or to an attorney, for the sole purpose ofreporting or investigating a suspected violation oflaw. Either party also has the right to disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure to the extent permitted by applicable law.

Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

7.	PROPRIETARY RIGHTS

[Intentionally Omitted]

8.	WARRANTY

A.

Consultant further warrants that the Services will be performed in a professional manner, will conform to generally accepted industry standards and practices, and will conform in all material respects to the requirements set forth in each Schedule under this Agreement.

B.

Consultant further represents and warrants to Azenta that he is free to enter into this Agreement and that his performance hereunder will not conflict with (i) any other agreement to which he may be a party and (ii) any applicable laws.

9.	LIMITATIONS OF LIABILITY

AZENTA'S AND CONSULTANT'S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE GREATER OF THE TOTAL AMOUNT CONTEMPLATED BY THIS AGREEMENT AND THE TOTAL AMOUNT PAID UNDER THE APPLICABLE SCHEDULE(S) FOR SERVICES DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE CAUSE OF ACTION.

EXCEPT FOR BREACHES OF SECTIONS 7 OR 8 HEREIN, BOTH PARTIES FURTHER AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES OR FOR ANY LOST PROFITS OF THE OTHER PARTY

NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE SERVICES UNDER THIS AGREEMENT, MAY BE BROUGHT BY EITHER PARTY MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED, EXCEPT THAT AN ACTION FOR NON-PAYMENT MAY BE BROUGHT WITHIN ONE YEAR OF THE DATE OF LAST PAYMENT.

10.	INDEMNIFICATION

[Intentionally Omitted]

11.	SUBCONTRACTING PROHIBITED

The performance of the Services to be rendered by Consultant under this Agreement may not be delegated or subcontracted by Consultant to others without prior written authorization from Azenta.

12.	TRADEMARKS

Consultant acknowledges that Azenta owns all trademarks, logotypes and other proprietary or other confidential information provided to Consultant by Azenta and understands that this Agreement does not grant ownership rights or rights to register any trademarks, logotypes or other proprietary or confidential information of Azenta. All advertisements and promotion material using such trademarks, logotypes or information shall be submitted to Azenta for written approval before use by Consultant.

13.	EXPORTS

Consultant agrees not to knowingly export, re-export or release any software, source code for the software, documentation or technical data furnished under this Agreement, or any part or any direct product thereof, directly or indirectly, to Iran, Iraq, Libya, Cuba, North Korea, Sudan and Syria, any other embargoed country, and any of those countries listed from time to time in Country Group D:1 or E:2 in the Export Administration Regulations, Parts 730-774 to Title 15 of the U.S. Code of Federal Regulations, without a license from the U.S. Department of Commerce and/or other appropriate governmental agencies, or other authorization under the Export Administration Regulations. For purposes of this Agreement, the term "direct product" is defined to mean the immediate product (including processes and services) produced directly by use of the technical data.

14.	PUBLICITY

Consultant will not issue any announcements or press releases mentioning Azenta by name without the prior written consent of Azenta.

On behalf of Consultant and anyone claiming through Consultant:

15.	GENERAL

A.

This Agreement, along with any Schedules, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes in all respects all prior proposals, negotiations, conversations, discussions, and agreements between the parties concerning that subject matter. In the event of a conflict between the provisions of a Schedule and provisions of the rest of this Agreement, the latter will prevail. This Agreement may not be modified except by written authorization from representatives of both parties. Notwithstanding anything set forth herein to the contrary, nothing in this Agreement shall impact the enforceability of the Invention Assignment, Confidentiality, Non-Competition and Restrictive Covenants Agreement dated August 1, 2011, between the Consultant and Azenta, which shall remain in full force and effect.

B.

This Agreement, and all transactions under this Agreement, shall be construed and governed by the internal laws of the State of New Jersey without regard to its choice of law principles, and Consultant agrees to submit to the jurisdiction of the federal and state courts located in the State of New Jersey. In all actions taken under this Agreement, Consultant will at all times comply with all provisions of all Federal and other applicable laws and regulations.

C.

Neither this Agreement, nor individual transactions under this Agreement, will be assigned by Consultant without the prior written consent of Azenta and any attempted assignment will be void. Azenta may assign or transfer this Agreement, or any of Azenta's rights or obligations under this Agreement, without Consultant's consent, to a buyer of the Azenta business.

D.

Consultant hereby agrees that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be at all unenforceable, those provision or provisions will be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the then applicable law.

E.

Both parties agree that any breach of this Agreement could cause the other party irreparable damages and that in the event of such breach, the non-breaching party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the breaching party's obligations hereunder.

F.

Any waiver by Azenta of a breach of any provision of this Agreement shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach hereof.

G.

Consultant's confidentiality obligations under Section 6 of this Agreement shall survive the expiration or termination of this Agreement, regardless of the manner of such expiration or termination. Those obligations will be binding upon Consultant's heirs, executors and administrators and shall inure to the benefit of Azenta's successors and assigns.

H.

Any notice or communication required or permitted under this Agreement must be in writing and shall be deemed received when personally delivered or one day after being sent via facsimile or three days after being sent via first-class mail, postage prepaid, return receipt requested, to a party at the address or number specified in this Agreement or at any other address either party may from time to time designate to the other.

AGREED AND ACCEPTED: CONSULTANT	AZENTA, INC.

Authorized Signature	Authorized Signature

Ginger Zhou	olga pirogova
Print Name	Print Name

Consultant
Title	Title

04/06/2026
Date	Date

SCHEDULE A

Services

1.	SERVICES TO BE RENDERED

Provide transition advice and perform such other tasks as reasonably requested by the CEO.

2.	CONSULTING SCHEDULE AND PAYMENT

Services shall be provided remotely on an as needed basis. Consultant may be required to travel in order to perform the Services, subject to prior approval by the CEO or CFO. Reasonable and necessary travel expenses incurred in connection with the performance of the Services shall be reimbursed in accordance with the Company's Travel and Entertainment policy. Consultant shall make themselves generally available during normal business hours to perform the Services.

Azenta shall owe the Consultant a total of$103,500 for the duration of this Consultancy Service Agreement (the "Initial Fee"). Azenta agrees to pay the Initial Fee in seven equal monthly installments, with each installment to be paid within the first 15 days of each month starting on May 2026 during the Initial Term. Should the term of this Agreement be less than seven months for any reason, such amounts owed shall be pro-rated. Consultant shall not be required to submit an invoice in connection with the payment of the consulting fees.

Schedule A-1